SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

 Date of Report (Date of earliest event reported) August 15, 2019

HOME TREASURE FINDERS, INC.

 (Exact name of Registrant as specified in its charter)

COLORADO	000-176154	26-3119496
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4316 Tennyson Street

Denver, Colorado 80212
(Address of principal executive offices and Zip Code)

(720) 273-2398

 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On August 15, 2019, Home Treasure Finders, Inc., a Colorado corporation (“Parent”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) among Parent, HMTF Merger Sub Inc., a Colorado corporation (as “Buyer” and together with the Parent, the “Buyer Parties”), Energy Hunter Resources, Inc., a Delaware corporation (the “Company”), certain stockholders of the Company set for therein (as “Sellers”), and Gary C. Evans (as the “Sellers’ Representative” and together with the Company and Sellers, the “Seller Parties”) pursuant to which, Buyer will buy from Sellers 6,328,948 shares of its common stock, par value $0.0001 per share (“Company Common Stock”) representing approximately 91% of the issued and outstanding common stock of the Company as of August 15, 2019. Upon closing, in exchange for the Company Common Stock, the Sellers shall receive 6,328,948 shares of the Parent’s to be designated Series A Convertible Preferred Stock (“Series A Preferred”). Each share of the Series A Preferred; shall (a) convert into 16 shares of common stock of the Parent, (b) possess full voting rights, on an as-converted basis, as the common stock of the Parent, and (c) have no dividend rate. On a fully diluted, as converted basis, the Sellers shall own approximately 88% of the issued and outstanding common stock of the Parent.

The Board of Directors of Parent and the Board of Directors of the Company have each approved execution of the Stock Purchase Agreement.

Current management of Home Treasure Finders believes that entering into this transaction is in the best interests of its shareholders because of the capital assets owned by Energy Hunter Resources, Inc. that it anticipates will eventually be infused into the Home Treasure Finders (or its subsidiaries) and the financial acumen of the anticipated new chief executive officer, Gary C. Evans, who is currently the chief executive officer of the to be acquired company. Mr. Evans has extensive experience managing publicly traded companies and raising capital in the public and private markets. It is currently anticipated that upon closing, assuming satisfaction of the conditions precedent described below, the newly combined company will focus primarily upon expanding Home Treasure Finders’ existing footprint in the emerging Hemp industry as opposed to other aspects of its legacy business.

The Stock Purchase Agreement contains customary representations and warranties of Seller Parties and Buyer Parties, which survive the closing for a period expiring August 15, 2020,

Additionally, the Stock Purchase Agreement provides for customary pre-closing covenants of the parties, including a covenant to conduct their respective businesses in the usual, regular and ordinary course substantially consistent with past practice and to refrain from taking certain actions without the other parties’ consent.

Closing of the Stock Purchase Agreement is subject, among other standard closing conditions, to the following conditions:

•	The Company, the Parent, and Corey Wiegand, current CEO of Parent, shall have entered into documentation pursuant to which Corey Wiegand shall purchase certain parts of the Parent’s legacy real estate business from the Parent for $160,000.00.
•	In connection with that certain Promissory Note, dated as of September 15, 2015, made by J Done LLC in favor of Thomas S. Yang (as amended, the “Yang Note”), the Parties shall have entered into an agreement to either extend, refinance, or repay the Yang Note.
•	The Parent shall have retained the services of a PCAOB-registered audit firm selected by the Company, in its sole discretion.
•	The Company and the Parent shall have entered into documentation pursuant to which the Parent shareholders of record on the day before the closing shall be entitled to receive one-half of the net proceeds on an as-received basis from an enforced, final non-appealable judgment from any litigation arising out of the tenant lease default that occurred in Spring 2019 in connection with that certain Commercial Lease Agreement, dated as of September 1, 2015, for the lease of 4440 Garfield St, Denver Co 80216, between the Parent and Grand Traverse Holdings, LLC.
•	Resignations effective immediately upon closing of the directors and officers of Parent in their capacities as directors and/or officers, as requested by Sellers.

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The Stock Purchase Agreement may be terminated at any time prior to the closing, in any of the following ways: (i) by mutual written consent of Buyer and the Sellers’ Representative; (ii) by either Buyer or Sellers’ representative if the closing shall not have occurred on or prior to October 1, 2019; provided, that a party that has materially failed to comply with any obligation of such party set forth the Stock Purchase Agreement shall not be entitled to exercise its right to terminate; (iii) by Sellers’ Representative upon a breach of any representation, warranty, covenant or agreement on the part of Buyer Parties as set forth in the Stock Purchase Agreement, or if there shall have been a Parent material adverse effect; (iv) by Buyer upon a breach of any representation, warranty, covenant or agreement on the part of Seller Parties as set forth in the Stock Purchase Agreement, or if there shall have been a Company material adverse effect; (v) by either Buyer or Sellers’ Representative if any order by any governmental entity of competent authority preventing the consummation of the closing shall have become final and nonappealable.

The foregoing description the Stock Purchase Agreement is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Parent’s securities to Sellers under the Stock Purchase Agreement is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement,dated August 15, 2019, among Home Treasure Finders, Inc., HMTF Merger Sub Inc,, Energy Hunter Resources, Inc. (the “Company”), certain stockholders of the Company set forth therein, and Gary C. Evans.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Home Treasure Finders, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME TREASURE FINDERS, INC.

Date: August 15, 2019	By: /s/ Corey Wiegand
Corey Wiegand
Chief Executive Officer

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